UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on which registered
Common stock, $1.00 par value per share	WELL	New York Stock Exchange
4.800% Notes due 2028	WELL28	New York Stock Exchange
4.500% Notes due 2034	WELL34	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers

On May 19, 2021, Welltower Inc. (the “Company”) entered into an employment agreement with Shankh Mitra, the Company’s Chief Executive Officer (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Mitra will continue to serve as the Chief Executive Officer of the Company on an “at-will” basis. He will receive an annual base salary of $1,000,000, together with a target bonus opportunity under the Company’s annual cash bonus plan equal to 200% of his annual base salary and annual long-term stock awards pursuant to the Company’s 2016 Long-Term Incentive Plan under terms and conditions no less favorable than those that apply to similarly situated executive officers of the Company.

If Mr. Mitra’s employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the Employment Agreement), he will receive: (i) severance payments equal to the sum of two times (a) his then current annual base salary and (b) his target annual cash bonus opportunity, payable over a period of twenty-four months, (ii) a pro-rated annual bonus for the year of termination based on the Company’s actual performance, (iii) continued COBRA coverage for so long as such coverage is elected at the same after-tax cost to him as if he were an active employee, (iv) full vesting of all of his time-based vesting stock awards, and (v) treatment of all of his outstanding performance stock awards in accordance with the terms and conditions under which the awards were granted, except that Mr. Mitra’s outstanding stock options will remain exercisable for a period of no less than 18 months following his termination of employment (the “Severance Benefits”).

If (A) Mr. Mitra’s employment is terminated by the Company without Cause or he resigns for Good Reason upon or within 24 months following a Change in Corporate Control (as defined in the Company’s 2016 Long-Term Incentive Plan) or (B) terminated by the Company without Cause shortly prior to a Change in Corporate Control, he will also be entitled to the Severance Benefits; provided, however, that (i) all of his outstanding performance stock awards shall become vested based upon a determination of actual level of achievement of performance goals by the Company immediately prior to the occurrence of the Change of Corporate Control and (ii) the severance payments will be paid in a lump sum in an amount equal to the present value of the sum of three times (a) his then current annual base salary and (b) the average of the annual bonuses paid to him for the last three fiscal years.

Any severance payments or benefits only become payable if Mr. Mitra provides an effective release of claims in favor of the Company and its affiliates and complies with a number of restrictive covenants, including a non-competition covenant, that are intended to protect the business of the Company during any period that he is receiving severance payments or benefits.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to such agreement, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Executive Employment Agreement, dated May 19, 2021, between Welltower Inc. and Shankh Mitra

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021
WELLTOWER INC.

	By:	/s/ MATTHEW MCQUEEN
	Name:	Matthew McQueen
	Title:	Executive Vice President - General Counsel and Corporate Secretary

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